Exhibit (d)(1)(f)

                                    EXHIBIT A

         This Exhibit A, dated as of February 1, 2004, is Exhibit A to the Investment Advisory Contract dated April 28, 2000 between Harris Insight Funds Trust and Harris Investment Management, Inc.

                                               HARRIS INSIGHT FUNDS

Fund                                                                   Fee (1)
---------                                                              -------
Harris Insight Government Money Market Fund          1st $100 million:  0.14
                                                     >$100 million:     0.10
Harris Insight Money Market Fund                     1st $100 million:  0.14
                                                     >$100 million:     0.10
Harris Insight Tax-Exempt Money Market Fund          1st $100 million:  0.14
                                                     >$100 million:     0.10
Harris Insight Short/Intermediate Bond Fund          0.70
Harris Insight Bond Fund                             0.65
Harris Insight High Yield Bond Fund                  0.45
Harris Insight Intermediate Government Bond Fund     0.45
Harris Insight Intermediate Tax-Exempt Bond Fund     0.45
Harris Insight Tax-Exempt Bond Fund                  0.45
Harris Insight Equity Fund                           0.70
Harris Insight Small-Cap Aggressive Growth Fund      0.75
Harris Insight Core Equity Fund                      0.70
Harris Insight Small-Cap Opportunity Fund            0.75
Harris Insight Small-Cap Value Fund                  0.70
Harris Insight Index Fund                            0.20
Harris Insight Balanced Fund                         0.50
Harris Insight International Fund                    1.05
Harris Insight Emerging Markets Fund                 1.25

(1) Calculated as a percentage of average daily net assets for each portfolio.

                                            HARRIS INSIGHT FUNDS TRUST

                                            By:      /s/ Peter P. Capaccio
                                                     __________________________
                                                     Peter P. Capaccio
                                                     Title: President

                                            HARRIS INVESTMENT MANAGEMENT, INC.

                                            By:      /s/ William O. Leszinske
                                                     __________________________
                                                     William O. Leszinske
                                                     Title: President